EXHIBIT 99.1

Investor Contact:

Edward Nebb

Euro RSCG Magnet

(212) 367-6848

ed.nebb@eurorscg.com

FOR IMMEDIATE RELEASE

Media Contact:

Ann Collier

Collegiate Funding Services, L.L.C.

(540) 368-5970

acollier@cfsloans.com

CFS-SUNTECH SERVICING LLC RECEIVES SQ1- RATING

FROM MOODY’S INVESTORS SERVICE

FREDERICKSBURG, Va., August 3, 2005 – Collegiate Funding Services, Inc. (NASDAQ: CFSI) today announced that Moody’s Investors Service has assigned CFS-SunTech Servicing LLC, a rating of SQ1- as a Primary Servicer of FFELP Student Loans.

With $11.9 billion of loans in its servicing portfolio, CFS-SunTech is one of the nation’s largest servicers of consolidation loans made under the Federal Family Education Loan Program. In 2004, CFS Sun-Tech became the first student loan servicer to receive Moody’s SQ1 rating and today remains one of only two student loan servicers that have been publicly rated in the SQ1 category for servicing of FFELP loans. The SQ1 category is the highest category of rating assigned by Moody’s and the “+” or “-” modifier indicates a servicer’s relative servicing quality within that category. Moody’s conducts a formal re-evaluation of its service rating annually. This year’s rating is equivalent to the rating CFS-SunTech received last year, but reflects refinements that Moody’s has made to the rating scale in the past two months.

In its release, issued yesterday, Moody’s said that the “rating was based on CFS-SunTech’s above-average Cash Management, Customer Service and Early-stage Collections, strong Mid-stage Collections and Pre-claims Assistance Request Management, strong Late-stage Collections and Claims Management, average Financial Stability and Business Operations, and strong Compliance and Oversight.”

For more information on Moody’s Investors Service, go to www.moodys.com.

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Collegiate Funding Services, Inc.

About Collegiate Funding Services

Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services – including loan origination, loan servicing, and campus-based scholarship and affinity marketing tools – to the higher education community. As of June 30, 2005, Collegiate Funding Services had facilitated the origination of more than $20 billion in education loans; the company currently manages almost $12 billion in student loans for more than 460,000 borrowers. For additional information, visit www.cfsloans.com or call 1-888-423-7562.

Forward-Looking Statements

This news release includes “forward-looking statements” about Collegiate Funding Services, Inc., within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, the words “looking forward,” “expects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Among the key factors that may have a direct bearing on the company’s operating results, performance, or financial condition are (1) changes in terms, regulations, and laws affecting student loans and the educational credit marketplace, (2) changes in the demand for educational financing or in financing preferences of educational institutions, students and their families; (3) changes in the credit quality or performance of the loans that the company purchases, retains, services and securitizes; or (4) changes in interest rates and in the securitization or secondary markets for education loans. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.